Agreement no.: GEE23-025 LE G AL #1 63 99 86 8v 4 Certain identified information marked with “[[***]]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. [***] SPARE PARTS SUPPLY AGREEMENT Lynk & Co Automobile Sales Co. Ltd. and Polestar Performance AB Regarding supply and purchase of[***]Vehicle Spare Parts Agreement No.: GEE23-025 TABLE OF CONTENTS 1. BACKGROUND ..................................................................................................................... 1 2. DEFINITIONS AND INTERPRETATION ............................................................................ 2 3. PURPOSE OF THE AGREEMENT ........................................................................................ 2 4. AFFILIATES ........................................................................................................................... 4 5. PRICES AND PAYMENT TERMS ........................................................................................ 4 6. SERVICE CHARGES FOR SPARE PARTS RELATED SERVICES ................................... 5 7. TRADEMARKS ...................................................................................................................... 5 8. TERM AND TERMINATION ................................................................................................ 6 9. RESPONSIBLE BUSINESS ................................................................................................... 8 10. PROTECTION OF PERSONAL DATA ............................................................................... 13 11. NOTICES ............................................................................................................................... 13 12. MISCELLANEOUS .............................................................................................................. 14 LIST OF SCHEDULES TO THIS [***] SPARE PARTS SUPPLY AGREEMENT Schedule 1 Process of sharing Spare Parts lists Schedule 2 General Terms and Conditions Schedule 3 Instructions for supply of the Spare parts by the Supplier Schedule 4 Ordering Template Schedule 5 Quality Protocol Schedule 6 Spare Parts supply related services Agreement No.: GEE23-025 1 This [***] SPARE PARTS SUPPLY AGREEMENT (as amended from time to time and together with all its schedules, this “Agreement”) is made between: (1) LYNK & CO Automobile Sales Co., Ltd., Reg. No. 91330201MA284H3EX4, a limited liability company incorporated under the laws of the People’s Republic of China (the “Supplier” or “Lynk & Co”); and, (2) Polestar Performance AB, Reg. No. 556653-3096, a limited liability company incorporated under the laws of Sweden (“Buyer” or “Polestar”). The Supplier and the Buyer are each hereinafter referred to as a “Party” and collectively referred to as the “Parties”. 1. BACKGROUND A. Polestar has outsourced the development of the Vehicles to GRI (as defined in the General Terms) as well as sourcing the development of all Spare Parts needed for the Vehicles under the Development Agreement (Agreement no.: GEE21-012) dated December 28, 2021 (the “Development Agreement”) and will enter into a Change Management agreement with GRI for any changes or updates of the Vehicles. B. Polestar has outsourced the manufacturing of the Vehicles to certain members of Geely Auto Group under (1) the Manufacturing and Vehicle Supply Agreements (Export) (Agreement no.: GEE23-016) between Ningbo Hangzhou Bay Geely Automotive Parts Co., Ltd., Zhejiang Geely Automobile Co., Ltd., Ningbo Hangzhou Bay Factory, Shanghai Global Trading Corporation and Polestar Performance AB dated July 17, 2023 and (2) the Manufacturing and Vehicle Supply Agreements (Domestic) between Polestar Automotive China Distribution Co., Ltd.,Ningbo Hangzhou Bay Geely Automotive Parts Co., Ltd., Zhejiang Geely Automobile Co., Ltd. And Ningbo Hangzhou Bay Factory. (Agreement no.: GEE23-015) dated July 24, 2023 ((1) and (2), collectively, the “Manufacturing and Vehicle Supply Agreements”). C. Polestar has engaged Volvo Car Corporation, a company incorporated under the laws of Sweden with its registration number as No. 556074-3089 (“Volvo Car”) for global distribution of Spare Parts to repair shops and dealers, under an agreement entered between Polestar Performance AB and Volvo Car. D. The Supplier is a company within the Geely Auto Group engaged in supply and sales of Spare Parts. E. Polestar (and/or and its Affiliates) now wish to purchase, and the Supplier wishes to supply and sell Spare Parts to the Buyer (and/or its Affiliates), in accordance with the terms set out in this Agreement. F. The Parties have entered into a [***] Spare Parts Supply Temporary Agreement for the supply and purchase of Spare Parts (as amended/supplemented, the “[***] Temporary Agreement”). The Parties intends, by entering into this Agreement, to replace such [***] Temporary Agreement from its entry into force. G. The Parties acknowledge that, Volvo Car Distribution (Shanghai) Co., Ltd. (“Volvo”) will enter into a commitment letter with Lynk & Co and Polestar, to be bound by relevant Agreement No.: GEE23-025 2 provisions of this Agreement and agrees to perform the obligations thereunder this Agreement (the “Commitment Letter”). As a general principle, the Parties agree that transactions amongst all relevant entities involved shall be conducted on arm’s length terms. H. In light of the foregoing, the Parties have agreed to execute this [***] Spare Parts Supply Agreement. 2. DEFINITIONS AND INTERPRETATION Except as defined in these Individual Terms, the terms with capital letters in the Agreement have the definition ascribed to them in the General Terms and Conditions attached in Schedule 2 of the Individual Terms (the “General Terms”). 3. PURPOSE OF THE AGREEMENT 3.1 General 3.1.1 The Individual Terms sets out the specific terms that shall apply to the purchase and supply of the Spare Parts by the Supplier to the Designated Buyer. The general terms and conditions in relation to the obligations of the Parties hereunder are set out in the General Terms, which, together with the other schedules to this Agreement, form an integral part of this Agreement. 3.1.2 In the event there are any discrepancies, contradictions or inconsistencies between the terms of these Individual Terms and the schedules to this Individual Terms, the Parties and Designated Buyer agree that the documents shall prevail over each other in the following order if not specifically stated otherwise in such document or the context or circumstances clearly suggest otherwise: (a) The Individual Terms; (b) General Terms and Conditions (Schedule 2); (c) Instructions for supply of the Spare Parts by the Supplier (Schedule 3); (d) Process of sharing Spare Parts lists (Schedule 1); (e) Quality Protocol (Schedule 5); (f) Ordering Template (Schedule 4); (g) Spare Parts supply related services (Schedule 6). 3.2 Scope of the Agreement 3.2.1 Ordering and Payment Arrangement The Parties acknowledge and agree that the Buyer has appointed the Designated Buyer to act on the Buyer behalf in means of purchasing, distributing and selling of the Spare Parts. The Designated Buyer shall act in accordance with the terms and conditions of this Agreement, and notably to: a) issue the Blanket Purchase Orders and Call-offs for the Spare Parts to the Supplier; b) receive the related invoices from the Supplier, for the avoidance of doubt;

Agreement No.: GEE23-025 3 c) proceed the payment of said invoice(s) to the Supplier. 3.2.2 Scope The Supplier shall, subject to Designated Buyer placing Blanket Purchase Orders and Call- Offs, supply and sell Spare Parts in accordance with the Technical Specification, in the quantities confirmed by the Supplier in the Call-offs, in accordance with the terms set out in this Agreement. The processes of Spare Parts sharing are set out in Schedule 1 of the Agreement. The Parties may, through written agreement, decide to add or remove Spare Parts from the existing list according to the processes agreed in Schedule 1 of the Agreement. Any such additional Spare Part(s) agreed in accordance with the processes in Schedule 1 of the Agreement shall thereafter be covered by this Agreement and considered as Spare Parts. 3.2.3 Supply Period The Parties agree that the Supplier shall continue to supply the Spare Parts to the Designated Buyer, for a period of (i) the term of the mass production of the Vehicles, plus (ii) [***] years after the end of mass production of the Vehicles under the Manufacturing and Vehicle Supply Agreements ((i) and (ii), the “Supply Period”), provided that, (1) based on technical information provided by GRI as part of the PCR process, Buyer or the Designated Buyer shall make an update S-BOM available to Supplier when S- BOM changes are made; and (2) after the end of the term of the mass production of the Vehicles (“End of production” or “EOP”), Designated Buyer and the Supplier shall negotiate and align on the delivery lead time of the Spare Parts in good faith; and (3) should the Supplier or any of its Sub-tier Supplier being unable to supply the relevant Spare Parts during the Supply Period, the Parties and the Designated Buyer, shall discuss an alternative proposition (for instance, how to resolve the cost) in good faith and based on fair and reasonable commercial terms. 3.2.4 Furthermore, nothing in this Agreement shall prevent the Buyer or any of its Affiliates from independently developing, having developed on its behalf or cooperating with a Third Party to (i) offer products similar to or competing with the Spare Parts or (ii) to engage into sourcing of the Spare Parts on its own. The Parties agree that the Supplier may, but is not obligated to, provide the Buyer with any access to any necessary Spare Parts documentation and Sub-tier Supplier information to enable the Buyer to proceed to such sourcing. Upon such request, the Parties will negotiate in good faith on a separate service fee. [***] Hence, the Supplier is not granted any exclusivity whatsoever through this Agreement. 3.2.5 The Parties acknowledge and agree that all necessary activities [***] the homologation compliance (excluding local registration activities in the Market) to launch a legally compliant [***] Vehicle in the Markets shall be conducted to the extent expressly provided in and in accordance with the Development Agreement, by GRI. who is obligated to do so in the Development Agreement. “Markets” shall mean the markets listed in the Appendix 1.09 of the Development Agreement. For the avoidance of doubt, the Spare Parts have the same Technical Specifications and shall comply with the same legal requirements as the production parts included in the scope for homologation in the Development Agreement Agreement No.: GEE23-025 4 referred to above as well as conform to any relevant additional standard applicable for Spare Parts. 4. AFFILIATES 4.1 If the Buyer would like to designate another entity (including its Affiliates) other than Volvo as Designated Buyer to place Blanket Purchase Orders and Call-Offs with Supplier pursuant to the terms and conditions of this Agreement (such entity other than Volvo in its capacity as Designated Buyer, the “New Designated Buyer”), the Parties agree that in such circumstances the Buyer shall notify the Supplier in reasonable time to enable the Supplier to organize for supply of Spare Parts to this New Designated Buyer and both Parties shall negotiate in good faith on such arrangement. However, if the New Designated Buyer agrees to be bound by the terms and conditions of this Agreement via signing a commitment letter or supplemental agreement, the Supplier should not unreasonably withhold its consent. 4.2 The Supplier shall be entitled to have any of its Affiliates supply Spare Parts to Buyer or Designated Buyer under Blanket Purchase Orders and Call-Offs placed in accordance with Section 3.1 of the General Terms (Schedule 2). 5. PRICES AND PAYMENT TERMS 5.1.1 The Prices of the Spare Parts will be determined on "arm´s length terms". 5.1.2 The Parties agree that the Prices shall be shared and updated by the Supplier [***] according to the following schedule: - [***] - [***] 5.1.3 Such Prices updates shall reflect the [***] as further agreed between the Parties and the latest [***], as stated under the Manufacturing and Vehicle Supply Agreements. 5.1.4 For avoidance of doubt, said Price updates shall be applicable from the date of the agreed Prices updates above stated without any retroactive effect and shall then be applicable for the subsequent Blanket Purchase Orders or Call Offs. 5.1.5 Any new agreed Prices, shall be confirmed by both Parties. After confirmation, an updated and/or new Blanket Purchase Order shall be issued by Designated Buyer to the Supplier in accordance with the newly agreed Prices and the terms of this Agreement. 5.1.6 Notwithstanding the above, the Parties agree that at any time during the performance of the Agreement, should the [***]. 5.1.7 Designated Buyer shall pay the Price stated in the Call-offs, and priorly agreed by both Parties and stated in the Blanket Purchase Order, for the Spare Parts provided by Supplier under this Agreement, and purchased by Designated Buyer. 5.1.8 The Supplier will issue the invoice to Designated Buyer around the 10th of the following month after the Spare Parts are picked (loaded on truck) by Designated Buyer or its designated Third Party. Designated Buyer shall pay the amount in the invoice within [***] Agreement No.: GEE23-025 5 from the invoice date. In case any invoice issued by the Supplier is incorrect, Designated Buyer will revert to the Supplier within [***] from the date of receipt of the invoice, and shall be rectified by the Supplier, said payment terms shall begin on the date of the new invoice. 5.1.9 The Supplier is required to submit an Advanced Shipping Notification (ASN) as a condition of payment unless otherwise instructed by the Designated Buyer. 5.1.10 For any payment made later than the due date of any invoice, the invoice will automatically be subject to interest for late payment for each day it is not paid, and the interest shall be based on the [***]. 5.1.11 Payments shall be made in CNY against an invoice issued by Supplier. 5.1.12 VAT is chargeable on all invoiced amounts only when required by local law and shall be borne by Designated Buyer. Designated Buyer may appoint an Affiliate or Third Party to handle the requisite VAT registration and recovery for and on behalf of Designated Buyer. 5.1.13 Any bank charges in connection with payment by the Designated Buyer to Supplier shall be paid or reimbursed by Designated Buyer. 6. SERVICE CHARGES FOR SPARE PARTS RELATED SERVICES The Parties have agreed that the Supplier will provide certain Spare Parts related services to the Buyer (the “Services”) to be paid by the Buyer. The specification, terms and Service Charges (as defined in Schedule 6) for the Services are further specified in Schedule 6 of the Agreement. 7. TRADEMARKS 7.1.1 General For the avoidance of doubt, this Agreement shall in no way be construed as to give any of the Parties any right whatsoever to use any registered or unregistered trademarks or brand names owned or licensed by another Party or its Affiliates, except in the manner and to the extent set forth in this Agreement or expressly consented to in writing by that other Party. 7.1.2 Polestar brand name For sake of clarity, it is especially noted that this Agreement does not include any right to use the ‘Polestar’ brand name, or trademarks, or refer to ‘Polestar’ in communications or official documents of whatever kind. This means that this Agreement does not include any rights to directly or indirectly use the ‘Polestar’ brand name or ‘Polestar’ trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. Agreement No.: GEE23-025 6 7.1.3 Geely brand name For sake of clarity, it is also noted that this Agreement does not include any right for the Buyer and its Affiliates (including the Designated Buyer) to use the Supplier’s brand name or trademarks, or refer to the Supplier in communications or official documents of whatever kind. This means that this Agreement does not include any rights for the Buyer and its Affiliates (including the Designated Buyer) to directly or indirectly use the Supplier’s brand name or trademarks, on or for any products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g. in presentations, business cards and correspondence. 7.1.4 Trademarks on Spare Parts 7.1.4.1 Notwithstanding the above the Supplier is hereby granted the right to use the Buyer’s trademarks solely for the purpose of this Agreement, for manufacture, sell and supply of the Spare Parts for the Vehicle in accordance with the Technical Specification, as instructed by the Buyer (including packaging and labelling instructions provided by Designated Buyer on behalf of the Buyer). For the avoidance of doubt, use of the Buyer’s trademarks in the foregoing sentence includes using Buyer´s trademark on the Spare Parts and on Spare Parts packaging and labelling. For the avoidance of doubt, Supplier received a limited sublicense right to Sub-tier Suppliers for the sole purpose of supplying Spare Parts to Designated Buyer in accordance with the Agreement. 7.1.4.2 [***] 7.1.4.3 To the extent required by any of the Sub-tier Suppliers to the Supplier, on a case-by-case basis, and if requested by an official authority or otherwise agreed between the Parties and, supported by relevant justification and necessary for the fulfilment of its contractual obligations by the Supplier, Buyer agrees to support with issuing letter of authorization for such Sub-tier Supplier upon request by the Supplier, to certify that the relevant Sub-tier Supplier is entitled to use Buyer’s trademarks. 8. TERM AND TERMINATION 8.1 Term 8.1.1 This Agreement shall be effective from [***], upon signature by duly authorised signatories of each Party and shall remain in force until terminated in accordance with the following provisions set forth in this Section 8. Notwithstanding the foregoing, this Agreement shall

Agreement No.: GEE23-025 7 take effect from the effective date the Commitment Letter (as in the Section 1. Background) is entered into by Volvo, Polestar and Lynk & Co. 8.2 Termination 8.2.1 Buyer shall be entitled to terminate the Agreement for convenience upon [***] prior written notice to Supplier. 8.3 Termination due to material breach, insolvency etc. For the avoidance of doubt, the Parties acknowledge and agree that the termination provisions in Section 9 shall take precedence over what is set out in other provisions of this Section . [***]. Either Party shall be entitled to terminate this Agreement with immediate effect in the event: a) the other Party commits a material breach of the terms of this Agreement, which (i) has been escalated in accordance with what is set out in the Section 16 of Schedule 2 (Governance and Changes), unless otherwise set out in Section 9 in which case what is set out there shall apply; and (ii) has not been or cannot be remedied within sixty (60) days from written notice from the other Party to remedy such breach (if capable of being remedied) unless otherwise set out in Section 9 in which case what is set out there shall apply; or b) the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors. The Buyer shall also have the right to terminate this Agreement if the Development Agreement or either of the Manufacturing and Vehicle Supply Agreements is terminated for whatsoever reasons. 8.4 Termination effects 8.4.1 Upon termination or expiry of this Agreement, the Buyer shall within sixty (60) days after the effective date of the termination of this Agreement, pay for: (a) the aggregate price for all Spare Parts ordered under the Blanket Purchase Orders and Call-offs accepted by the Supplier prior to the effective date of the termination of this Agreement under condition that the beforementioned Spare Parts have been delivered to Buyer or any of its Affiliates (including Designated Buyer); (b) the aggregate price of the Spare Parts held in stock if such stock has been agreed between the Parties prior to the termination of this Agreement; not used to fulfil the Blanket Purchase Orders and Call-offs under a) above. Unless otherwise agreed, the Supplier shall use any stock material to fulfil the Blanket Purchase orders and Call-offs mentioned in a) above. For the avoidance of doubt, the stock in b) shall be delivered to Designated Buyer at the agreed location. Agreement No.: GEE23-025 8 (c) the amount for materials (including but limited to package materials and raw materials) that are prepared in advance at the Designated Buyer's request and cannot be cancelled. 8.4.2 For the avoidance of doubt, if the Agreement is terminated due to the Supplier’s material breach of this Agreement, the Buyer shall still be entitled to claim compensation for non- conforming deliveries and other damages in accordance with what is set out in this Agreement but subject to Schedule 2, Section 14 (Limitation of Liability). After the effective date of the termination of this Agreement (except for situations where Supplier has terminated this Agreement pursuant to Section 8.3), Supplier shall continue to supply the Spare Part to Buyer in accordance with the terms of this Agreement, but only to the extent required to fulfil any Blanket Purchase Orders and Call-Offs accepted by the Supplier prior to the effective date of termination of this Agreement. 8.5 Consequences of termination 8.5.1 Termination of this Agreement shall be without prejudice to the accrued rights and liabilities of the Parties (e.g. Supplier’s liabilities as to warranty, etc.) on or before the date of termination, unless expressly waived in writing by the Parties. The Parties shall, if required by Buyer, enter into a separate agreement at arms’ length basis to settle the necessary support provided by Supplier regarding the Spare Parts delivered on and before the date of termination. 8.5.2 Unless otherwise agreed by the Parties, upon expiry or termination of this Agreement, the rights of the Supplier referred to in this Agreement hereof shall cease except for the Blanket Purchase Orders and Call-Offs accepted by the Supplier prior to the effective date of termination or expiry of this Agreement, the Supplier shall forthwith cease to provide the Spare Parts governed by this Agreement. 8.5.3 The Supplier shall forthwith take all actions necessary to transfer all licenses or registrations, if any, issued by the relevant authorities for the Spare Parts exclusively to the Buyer, its Affiliates (including the Designated Buyer) or any party appointed by the Buyer or its Affiliates (including the Designated Buyer) or, if this is not possible, to arrange for cancellation of such licenses or registrations. 8.5.4 The right to claim damages based on the termination as such shall apply or not apply in accordance with the following: • If the Agreement is terminated in accordance with Section 8.3 the terminating Party shall be entitled to damages, subject to Schedule 2, Section 14 (Limitation of Liability); • If the Agreement is terminated in accordance with Section 8.2.1 no right to damages shall apply due to such termination but the Supplier shall be entitled to the costs as set out in Section 8.4. 9. RESPONSIBLE BUSINESS 9.1 Order of precedence In the event there are any contradictions or inconsistencies between the provisions of this Section 9 and remaining provisions of this Agreement, the Parties agree that the provisions of this Section 9 prevail over the remaining provisions of this Agreement. Agreement No.: GEE23-025 9 9.2 Compliance with laws and Code of Conduct 9.2.1 Each Party shall comply with the laws, rules, and regulations of PRC.,US, Canada and all other applicable laws, rules, and regulations of any other jurisdiction which the Spare Parts are sold to end customers as duly notified by the Buyer by prior written notice when performing their respective obligations under this Agreement the country/countries where it operates and all other laws, rules, and regulations of any other jurisdiction which is or may be applicable to the business and the activities of the Parties in connection with this Agreement. The Supplier shall, at its own expense, obtain any and all permits, licenses, authorizations, and/or certificates that may be required by regulatory or administrative agency in connection with the conduct of its business, and/or which are necessary for him to perform its obligations under the Agreement. However, to the extent required by Polestar and outside the normal business course of the Supplier, Polestar shall bear the expenses for such licenses, authorizations, certificates, etc. required by applicable laws, regulations, and regulation（such as the European Union Battery Law, labor rights Act）for the performance of obligations under this Agreement, if the Supplier needs to carry out traceability, investigation, due diligence and other related work under this Section. 9.2.2 If necessary for Buyer to; (i) ensure fulfilment of any legal, contractual or other obligation, undertaking or commitment of Buyer under Buyer’s Code of Conduct for Business Partners or the laws or internationally recognized principles and standards set out in Section 9.3, and/or; (ii) to ensure that Supplier is acting in compliance with Section 9.3, provided that: a) The Parties will agree on a case-by-case basis and in good faith on which kind of information, documentation and communications specified in 9.2.2(i) below and to which extent such will be provided, always taking into consideration Buyer’s obligation and commitments referred to above; b) Buyer provides prior written notice allowing sufficient time for Supplier to accommodate such request; c) Information will be provided to the extent permitted by applicable laws and regulations, especially competition law or any law in relation to data protection law; d) Physical inspection shall not interfere normal operations of Supplier and be conducted in normal business hours; Supplier shall: (i) in relation to their own operations, obtain and make available to Buyer any, for the purpose of this Section 9.2.2, necessary information, documentation, and communications (electronic or otherwise) related to the sourcing, manufacturing, or sale of the Spare Parts, (ii) in relation to relevant Sub-tier Suppliers, use its reasonable best efforts in obtaining such information as referred to in item (i), and make available such information to Buyer, and (iii) allow Buyer to conduct physical on-site assessments by providing Buyer (either in itself or through an independent third party appointed by Polestar for that purpose) such access to Supplier’s premises and people working Agreement No.: GEE23-025 10 onsite (including, when required by Buyer to fulfil its obligations, conducting unsupervised employee interviews, subject to the freely given consent of each interviewee respectively, and access to onsite contractors and service providers). For the purpose of clarification, in the course of such employee interviews, the interviewees will be free to answer the interview questions on a voluntary basis, will always have an option to remain silent and there will not be an obligation of the interviewee to execute any documents in whatever manner. To the extent required by Buyer and outside the normal business course of the Supplier the related expenses incurred relating to this Section 9.2.2 shall be borne by Polestar (i.e. conflict minerals traceability costs, supply chain due diligence and other related costs). Potential necessary mitigating and/or remediating actions identified by Buyer will form part of a Corrective Action Plan (CAP), mutually agreed on by the Parties in good faith, to be implemented by Supplier within a mutually agreed timeframe and followed-up continuously during the Term of the Agreement. 9.2.3 [***]. 9.2.4 The Supplier has been provided with and reviewed a copy of Polestar’s Code of Conduct for Business Partners, available on the website https://www.polestar.com/global/legal/ethics/, which is fundamental to Polestar’ business and values, and agrees that it and its officers, directors, and employees shall comply with the provisions of Polestar’s Code of Conduct for Business Partners or similar principles when performing their obligations under this Agreement. Supplier shall ensure that Polestar’s Code of Conduct for Business Partners or similar principles is communicated to subcontractors and first-tier suppliers who are involved in connection with the Agreement. 9.2.5 In case of conflicts or inconsistency between Polestar’s Code of Conduct for Business Partners and applicable laws and/or regulations, or any other legitimate interest of a Party and/or its Affiliates, or clause of this Agreement, the latter including the clauses of this Agreement shall prevail; and if there is no relevant provision in the clauses of this Agreement, the Parties shall engage in friendly negotiations. 9.3 Working conditions and impact on peoples and planet 9.3.1 Supplier shall, when performing its obligations under this Agreement, follow; (i) all applicable laws, regulations and statutory requirements including but not limited to those relating to the protection of people’s free enjoyment of labour laws, i.e. such national laws regulating working conditions, work place health and safety, discrimination and the right to freedom of association and collective bargaining; (ii) internationally recognized human rights contained in the International Bill of Human Rights (i.e. the EU’s Corporate Sustainability Due Diligence Directive (CSDDD), the Forced Labour Regulation, the Universal Declaration of Human Rights, the International Covenant on Civil and Political Rights and the International Covenant on Economic, Social and Cultural Rights); Ten Principles of the United Nations Global Compact (UNGC) covering human rights, labour standards, the environment and anti-corruption; [***]; where

Agreement No.: GEE23-025 11 relevant, United Nations Declaration on the Rights of Indigenous Peoples (UNDRIP); and (iii) the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. To the extent required by Polestar and outside the normal business course of GRI and Supplier the related expenses incurred relating to this Section 9.3.1 shall be borne by Polestar. 9.3.2 Supplier shall establish and/or maintain (or request its suppliers to establish or maintain, as the case may be) a due diligence process when performing its obligations under this Agreement, in line with the UN Guiding Principles on Business and Human Rights and all applicable laws relating to supply chain due diligence and transparency, appropriate for Supplier's size and circumstances in order for Supplier to identify, prevent, mitigate, and account for how Supplier addresses the impacts of its activities on the human rights of individuals directly or indirectly affected by their value chain. 9.3.3 For the sake of clarity, compliance with and act in accordance with the [***] project [***] as set out in Appendix 1.11 of the [***] Development Agreement (GEE21-012), or as otherwise agreed between Polestar and GRI, shall be considered as normal course of business under this Agreement, particularly concerning Sections 9.2.1, 9.2.2 and 9.3.1. for which the Supplier shall bear all related expenses. A contrario, if not considered as normal course of business as defined above, it shall then be considered as outside the normal course of business, and Polestar shall bear the related expenses under the conditions and in accordance with the provisions of Sections 9.2.1, 9.2.2 and 9.3.1. 9.4 [***] 9.5 Export control, sanctions and customs rules 9.5.1 In accordance with Section 6 of Schedule 2, The Supplier shall provide, and shall cause their Sub-tier Suppliers to provide Polestar and Buyer’s Affiliates such information and documentation necessary or useful for Polestar or the Supplier to comply with laws relating to import, export or re-export of goods. Each Party represents and warrants to each other that it, any of its Affiliates, officers, directors, or employees: a) [***], and 9.5.2 [***]. 9.5.3 [***] 9.5.4 [***]. 9.6 Anti-Corruption 9.6.1 Each Party represents and warrants that it and its directors and officers have conducted and will conduct their operations and transactions, in particular those related to the Agreement, in compliance with all applicable laws, regulations and rules relating to anti-money Agreement No.: GEE23-025 12 laundering, anti-bribery and anti-corruption, including the US Foreign Corrupt Practices Act, the United Kingdom Bribery Act 2010, and all other applicable laws prohibiting bribing government officials and private persons (the “Criminal Laws”), and any legislation implementing the United Nations Convention Against Corruption, the United Nations Transnational Organized Crime Convention; or the Organization for Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, provided that the detailed scope of Criminal Laws and above legislation shall be reviewed separately. 9.6.2 Each Party represents and warrants that it has implemented policies and procedures aiming at preventing corruption and bribery, including effective sanctions against any activity of its directors, officers and employees that might be considered a corrupt or illegal practice under the Criminal Laws. 9.7 Consequences of non-compliance 9.7.1 Each Party shall promptly notify the other Party if a Party knows or has reason to believe that a breach of the Code of Conduct for Business Partners or any provision of this Section 9 has occurred in connection with this Agreement, or if a Party or any owner, officer, or director thereof comes under investigation or is convicted of any serious offense (defined as a felony or its equivalent) or if any owner, officer, director or employee comes under investigation or is convicted of any offense in connection with the Agreement. 9.7.2 The Supplier shall, upon its actual knowledge, promptly notify Buyer of any breach of the terms of this Section 9 (Responsible Business). Failure by the Supplier to comply with the terms of this Section 9 shall cause the Parties to engage in good-faith negotiations through escalation to be done directly to the General Counsel of each Party and/or the Strategic Board aimed at finding an appropriate remedy of the breach, taking into account the nature and severity of the breach at hand. If the Parties have not agreed on such remedy within 30 days (or if applicable 10 days in the case of Section 9.7.3) from the day the Buyer, has received the Supplier’s notification referred to in the first sentence or otherwise having become aware of the breach, having notified the Supplier of the breach with reference to this Section 9.7.2 and the procedure set out herein (supported by reasonably detailed information evidencing the breach), the breach shall be considered material and Buyer shall have a right to terminate the Agreement immediately, or by such notice period as Buyer decides in its sole opinion. 9.7.3 If: (i) [***]. (ii) [***] 9.7.4 [***] 9.7.5 [***] 9.7.6 [***] . Agreement No.: GEE23-025 13 10. PROTECTION OF PERSONAL DATA The Parties shall comply with all Data Protection Laws and Regulations applicable in each jurisdiction to the Parties’ Processing of Personal Data carried out when performing their obligations under this Agreement. If either Party anticipates that a Party will process Personal Data on behalf of the other Party when performing their obligations under this Agreement, that Party shall promptly notify the other Party of that fact. To the extent necessary, the Parties to this Agreement shall then negotiate in good faith a Data Processing Agreement to permit the processing of Personal Data is performed in a way that complies with applicable Data Protection Laws, and neither Party shall process Personal Data on behalf of the other until such Data Processing Agreement has been so entered into. 11. NOTICES All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of this Agreement shall be sent to following addresses and shall otherwise be sent in accordance with the terms in the General Terms (Schedule 2): To Supplier: Lynk & Co Automobile Sales Co. Ltd. Attention: [***] Address: 16th Floor, Geely Building, 1760 Jiangling Road, Binjiang District, Hangzhou City, Zhejiang Province Email: [***] Tel: [***] To Buyer: Polestar Performance AB Attention: [***] Address: Assar Gabrielssons väg 9 405 31 Göteborg Sweden Email: [***] With a copy to: Polestar Performance AB Attention: General Counsel Address: Assar Gabrielssons väg 9 405 31 Göteborg Sweden Email: [***] And Volvo Car Distribution (Shanghai) Co., Ltd. Email: [***] Agreement No.: GEE23-025 14 12. MISCELLANEOUS As stated in Section 1 F above, both Parties hereby agree and acknowledge that the Agreement shall replace, supersede and prevail the [***] Temporary Agreement from its entry into force, and the [***] Temporary Agreement shall be terminated upon the execution of this Agreement. For the avoidance of doubt, any Spare Parts sold under the [***] Temporary Agreement prior to the date of this Agreement shall be subject to the terms and conditions of this Agreement. Both Parties acknowledge that, Volvo will by entering into the Commitment Letter as stated in the Section 1. Background, with Lynk & Co and Polestar, be bound by relevant provisions of and agrees to performs the obligations thereunder this Agreement. Polestar hereby represents and warrants to Lynk & Co that the Commitment Letter, upon execution, is legal, valid, binding and enforceable in accordance with its terms. [SIGNATURE PAGE FOLLOWS]

Agreement No.: GEE23-025 15 This Agreement has been signed in Three (3) originals, of which the Buyer received one (1) and the Supplier received two (2) originals. POLESTAR PERFORMANCE AB Lynk & Co Automobile Sales Co. Ltd. By: By: Printed Name: Jonas Engström Printed Name: Lin Jie Title: Head of Operations Title: VP Date :2024-06-13 Date: 2024-06-26 By: By: Printed Name: Per Ansgar Printed Name: Shen Haijun Title: CFO Title: VP of Lynk&Co Sales Date : 2024-06-13 Date: 2024-06-26 Internal Information - Polestar Process of sharing Spare Parts lists Schedule 1 to agreement number GEE23-025 [***] 1 Agreement No.: GEE23-025 Schedule 2 - General Terms 1 SCHEDULE 2 - GENERAL TERMS AND CONDITIONS TABLE OF CONTENTS 1. DEFINITIONS ......................................................................................................................... 2 2. SPARE PARTS SUPPLY ........................................................................................................ 6 3. CALL-OFFS ............................................................................................................................ 6 4. MODIFICATION AND CHANGES OF SPARE PARTS ...................................................... 8 5. DELIVERY, LOGISTICS, TITLE AND RISK ...................................................................... 8 6. EXPORT CONTROL, TRADE SANCTIONS ...................................................................... 10 7. QUALITY ............................................................................................................................. 11 8. WARRANTY......................................................................................................................... 12 9. NON-CONFORMING SPARE PARTS AND RIGHT TO REJECT .................................... 13 10. CLAIMS FOR NON-CONFORMING SPARE PARTS ....................................................... 18 11. PROTECTION OF SUPPLY ................................................................................................. 18 12. PRODUCT LIABILITY ....................................................................................................... 19 13. INTELLECTUAL PROPERTY RIGHTS ............................................................................. 19 14. LIMITATION OF LIABILITY ............................................................................................. 20 15. INSPECTION RIGHTS ......................................................................................................... 21 16. GOVERNANCE AND CHANGES ....................................................................................... 21 17. CONFIDENTIALITY ............................................................................................................ 21 18. INFORMATION SECURITY ............................................................................................... 23 19. MISCELLANEOUS .............................................................................................................. 23 20. GOVERNING LAW .............................................................................................................. 25 21. DISPUTE RESOLUTION ..................................................................................................... 25 Agreement No.: GEE23-025 Schedule 2 - General Terms 2 BACKGROUND These general terms and conditions constitute a schedule to the Agreement (as defined below) and are an integral part of the Agreement. 1. DEFINITIONS “Actually Received Amount” means the full amount that the Supplier has actually received from its Sub-tier Suppliers as compensation for damages (e.g. due to non-conforming deliveries or breach of other terms) under the relevant agreement entered between the Supplier and its Sub-tier Suppliers for the manufacturing and supply of the Spare Parts. “Affiliate” means, for the purpose of this Agreement, (i) for the Supplier, any legal entity that is, directly or indirectly, controlled by the Supplier, or is under common control (whether individually or jointly) with the Supplier, but excluding (a) Buyer’s Affiliates, (b) any legal entity controlled by Volvo Car Corporation AB, Reg. No. 556074-3089 and (ii) for the Buyer, (a) any legal entity that, directly or indirectly, is Controlled (individually or jointly) by Polestar Automotive Holding UK PLC; and (b) Designated Buyer. “Agreement” means the Individual Terms to which these General Terms are attached, including all of its schedules. “Blanket Purchase Order” means an instrument issued in writing (printed or electronic) by the Buyer or Designated Buyer to the Supplier for the purchase of Spare Part, that will allow Designated Buyer to issue Call-Offs during the term of such Blanket Purchase Order. “Buyer” shall have the meaning ascribed to it in the Individual Terms. “Buyer Instructions” means Schedule 3 (Instructions for supply of the Spare Parts by the Supplier). “Business Day” means a day on which banks are open for ordinary banking business in China. “Confidential Information” means any and all non-public information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to the existence, content and subject matter of this Agreement , information relating to intellectual property rights, concepts, technologies, processes, commercial figures, techniques, algorithms, formulas, methodologies, know-how, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any high level specification), targets, test plans/reports, technical performance data and engineering sign- off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to, during or after the execution of this Agreement.

Agreement No.: GEE23-025 Schedule 2 - General Terms 3 “Call-Off” means single or multiple instruction(s) issued in writing (printed or electronic) under a Blanket Purchase Order by the Buyer, or on the Buyer’s behalf, to the Supplier to supply a specified quantity of Spare Parts to be delivered at a specified location by a specified date and time. The instruction includes information on binding quantities for actual delivery and on Volume Projections. “Change Management and Model Year Agreements” means the agreements to be entered into between Buyer and Zhejiang Geely Automobile Engineering Technology Development Co., Ltd. regarding among other things, the changes of Vehicles and the parts, components and Spare Parts hereof. For the avoidance of doubt, any quality change shall be managed as per the quality protocol enclosed in Appendix 5 of the Manufacturing and Vehicle Supply Agreements. “Control” means the direct or indirect power to: (i) hold more than 50% of the voting interests of an entity; or (ii) direct or cause the direction of the management and policies of an entity, whether through ownership of voting interests, by contract or otherwise. “Criminal Laws” is defined in Section 9 of the Individual Terms “Data Protection Laws” shall mean collectively, all laws and regulations of the intended markets, including but not limited to privacy, data protection, electronic communication, data security along with similar laws, regulations and statues now or hereafter in effect applicable in each jurisdiction to the Parties’ Processing of Personal Data. If an intended market does not have any data protection laws, or only has minimal data protection laws, the General Data Protection Regulation (Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016) shall act as a minimum standard. “Designated Buyer” means the entity designated by Polestar to purchase the Spare Parts under this Agreement, being either Volvo Car Distribution (Shanghai) Co., Ltd., a company incorporated under the laws of PRC with its registration number as 91310000717883402X or another entity agreed between the Parties. “Development Agreement” means the development service agreement (agreement no.: GEE21-012) between Buyer and GRI dated 28 December 2021 for the development of the Vehicles as well as initial sourcing of all Spare Parts needed for the [***] Vehicle, as amended/supplemented from time to time. “Disclosing Party” means any Party disclosing Confidential Information to the Receiving Party under the Agreement. “EOP” means End of Production of the Vehicles. “Facility” means a building, Plant, premise, machine, equipment, fixture, or fitting required to build and store the Spare Parts. “Force Majeure Event” shall mean as set out in Section 19.1. Agreement No.: GEE23-025 Schedule 2 - General Terms 4 “Field Service Action” means a recall, service action, extended warranty, safety, maintenance or improvement program, or similar action, involving or relating to Non- Conforming Spare Part, implemented or performed by Buyer, its Affiliates, dealers or other authorized repair facilities. “Geely Auto” means Geely Auto Group Co. Ltd., Reg. No. 91330201MA2CK3LC02, a limited liability company incorporated under the laws of the People’s Republic of China. “Geely Auto Group” means Geely Auto Group Co., Ltd. and its subsidiaries taken as a whole. “General Terms” means these general terms and conditions, which are applicable to the supply and purchase of Spare Parts under the Agreement. “GRI” means Ningbo Geely Automobile Research & Development Co., Ltd, and shall include its successor and Zhejiang Geely Automobile Engineering Technology Development Co., Ltd, for the time being the service provider under the Development Agreement as amended and supplemented from time to time. “Individual Terms” means the main document of the Agreement, i.e. the contract document named ‘[***] Spare Parts Supply Agreement’ executed and entered into between the Buyer and the Supplier, to which these General Terms are a schedule. “Losses” means all losses (including liabilities, damages, expenses and costs, as well as fees for attorneys, experts and other consultants, settlement costs and judgements) incurred by the Designated Buyer, the Buyer or any of its Affiliates, and their directors, officers, and employees. “Manufacturing and Vehicle Supply Agreements” shall have the meaning ascribed to it in the Individual Terms. “Non-Conforming Spare Part(s)/Non-Conformity” means any Spare Part that does not conform in all respects to the requirements stated in Sections 8.1. “Systematic Non-Conformity” means a non-conformity in the Spare Part (i) attributable to the same, or substantially the same, root cause, (ii) that occurs, or is likely to occur, at a statistically significant level, during the Warranty Period, and (iii) that causes the Spare Part to be Non-Conforming Spare Part. A single Minor Non-Conformity will not be deemed a Systematic Non-Conformity, provided however that multiple Minor Non- Conformities may, when considered collectively, be deemed a Systematic Non- Conformity. “Minor Non-Conformity” means a non-conformity in Non-Conforming Spare Parts that does not, or that only in an immaterial way, adversely affect the performance, durability, interchangeability, reliability, maintainability, effective use or operation, weight or appearance of the Spare Parts or of the product which the Spare Parts are to be incorporated into or operate with. Agreement No.: GEE23-025 Schedule 2 - General Terms 5 “Party/ies” shall have the meaning ascribed to it in the Individual Terms. “Plant” or “Plant Facility” means a specific Facility in which the manufacture or assembly of Spare Parts takes place. “Personal Data” means all information (i) relating to an identified or identifiable natural person, including the other Party’s employees and customers, that directly or indirectly can identify that person, or (ii) deemed personal data according to applicable Data Protection Laws. “Processing” shall mean any operation or set of operations which is performed on Personal Data or on sets of Personal Data, whether or not by automated means, such as collection, recording, organisation, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction. “PRC” means the People’s Republic of China excluding, for the purposes of this Agreement only, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan. “Prices” means the individual unit price from time to time of each Spare Part as further set out in Schedule 1. “[***]” means [***]. “Raw Materials” means the tangible Spare Parts, materials, parts, or other items that are required to assemble or manufacture the Spare Parts. “Receiving Party” means the Party receiving Confidential Information from the Disclosing Party. “Spare Part(s)” means the parts, components and spare parts for Polestar branded Vehicle with the internal project name [***], sold to Designated Buyer by the Supplier under this Agreement. “Steering Committee” means the first level of governance forum for handling the co- operation between the Parties regarding the Vehicle in various matters, under this Agreement which regarding cooperation between the Parties is the so called “Geely and Polestar [***] Steering Committee”. “Strategic Board” means the highest level of governance forum established by the Parties for handling the cooperation between the Parties regarding [***] Vehicle in respect of various matters. “Sub-tier Supplier” means a member of Supplier’s direct or indirect sub-tier supply base (including Sub-tier Suppliers and subcontractors of the Supplier) that provides any of the Spare Parts. Agreement No.: GEE23-025 Schedule 2 - General Terms 6 “Technical Specification” means the drawings, specifications, samples, designs, instructions, standards, technical, functional, performance or property requirements or other technical or commercial information relating to the design, development, manufacture, packaging and labelling, delivery, installation, assembly, testing and/or use of the Spare Parts that have been furnished, specified or approved by the Buyer. The Technical Specification will be provided by GRI and the Buyer to the Supplier. “Third Party” means any person or entity other than any Party hereunder and/or its Affiliate. “Type Bound Tooling” means tooling that are specific to certain Spare Parts and that are unique to the Buyer. “Vehicles” means the Polestar branded vehicles with the internal project name [***]. The Parties agree that should Polestar modify the name of its internal project name at any time, being however related to the same vehicle, this Agreement will continue to apply in the same terms. “Volume Projections” means the Buyer’s estimates, forecasts or projections of its future volume or quantity requirements for the Spare Parts, primarily as stated in the schedules to the Individual Terms or in a Call-Off. “Warranty Period”: has the meaning ascribed to it in Section 8.2 below. 2. SPARE PARTS SUPPLY 2.1 Subject to Blanket Purchase Orders and Call-Offs being issued by the Designated Buyer, the Supplier agrees to sell and supply to the Designated Buyer, and the Designated Buyer agrees to purchase from the Supplier, the Spare Parts in accordance with the terms of the Agreement including, but not limited to, these General Terms. 2.2 Unless otherwise stated in this Agreement, Supplier shall be responsible for any and all actions, omissions and defaults of any Sub-tier Supplier as if they were the actions, omissions, or defaults of Supplier. 3. CALL-OFFS 3.1 Unless otherwise stated in a Blanket Purchase Order, Designated Buyer may during the term of the Agreement issue Call-Offs on the terms stated in the Agreement. Supplier may only reject Call-Offs that fail to conform to the Agreement. If any Call-Off fails to conform to the Agreement, Supplier shall immediately notify the Designated Buyer, otherwise, the Call-Off will be deemed accepted by Supplier. 3.2 Supplier shall make sure itself and its Sub-tier Suppliers to have planned sufficient production capacity to manufacture and supply to Designated Buyer the volume of Spare

Agreement No.: GEE23-025 Schedule 2 - General Terms 7 Parts as stated in the Volume Projections (forecast) and confirmed in a Call-Off. For the sake of clarity, the Volume Projections are meant for planning purposes and may differ from the Call-Offs for actual delivery and shall therefore not be viewed as a volume commitment by any Party. The Supplier will not be required to supply the quantities stated in the Volume Projections and Designated Buyer will not be required to purchase the quantities stated in the Volume Projection. 3.3 Supplier shall manufacture and supply to Designated Buyer the volumes of Spare Parts at those times as stated in Call-Offs for actual delivery that conform to the Agreement. 3.4 Designated Buyer will not be required to purchase the quantities stated in the Volume Projection. Designated Buyer’s purchase obligation is only as stated in the relevant Call-Off as stated for actual delivery, as the case may be. 3.5 The Designated Buyer shall send out Spare Parts procurement Blanket Purchase Orders via email and Call-Offs through EDI system to Supplier, unless otherwise agreed between Supplier and Designated Buyer. Supplier shall accept such Blanket Purchase Orders and, Call-Offs, as long as complying with the terms of this Agreement. 3.6 Designated Buyer and Supplier shall reach an agreement on the terms of such Blanket Purchase Orders and Calls-offs, including the Spare Parts list, quantity, delivery time and place, acceptance requirements and costs. 3.7 Supplier, Buyer and Designated Buyer shall follow the procedures and rules set forth in Schedule 1 (Process of sharing Spare Parts lists) to the Agreement. 3.8 The Designated Buyer and the Supplier shall follow the procedures and rules set forth in Schedule 3 (Instructions for supply of the Spare parts by the Supplier) to the Agreement, provided that, i. the Designated Buyer agree that, if the Supplier is aware of any substantial risks of delay in the delivery of the Spare Parts ordered under any Call-offs, the Supplier shall notify the Designated Buyer such risks, Supplier is entitled to ask for extended delivery time and Supplier and Designated Buyer shall immediately negotiate in good faith to agree on an extended delivery time and/or reduced ordered quantity of such Call-offs to resolve such risks. In such case, the Supplier’s actual Delivery Performance rate shall be calculated based on such extended delivery time and/or reduced ordered quantity. 3.9 The Supplier shall provide the Designated Buyer with information including but not limited to certificates for dangerous goods (available for the 1st year, both Parties need to confirm the yearly certification cost, cost evidence to be supported by the Supplier, before Supplier Agreement No.: GEE23-025 Schedule 2 - General Terms 8 renews the certificates if Supplier is required to provide) and Russian Steel statement as well as information referred to in Section 6.2 of the General Terms. 4. MODIFICATION AND CHANGES OF SPARE PARTS 4.1 The Supplier undertakes to supply the Spare Parts in strict conformity with the Technical Specification. Unless agreed in the Change Management and Model Year Agreements or as otherwise agreed by the Parties, Supplier shall not make, and shall cause its Sub-tier Suppliers not to make, any changes to Spare Parts, including changes to the Technical Specification and/or the design, functionality, performance or properties of the Spare Parts or any changes to the manufacturing process of Spare Parts, including a transfer of any portion of the design, manufacturing, or assembly process to a different facility or to different location within the same facility, without Buyer’s prior written consent. 4.2 Buyer may request changes to Spare Parts during the term of the Agreement, including changes to the Technical Specification and/or the design, functionality or performance of the Spare Parts as regulated and in agreement under the Change Management and Model Year Agreements between Zhejiang Geely Automobile Engineering Technology Development Co., Ltd. and the Buyer. 5. DELIVERY, LOGISTICS, TITLE AND RISK 5.1 The Supplier shall comply with the requirements for packaging, labelling, marking as set forth in the Schedules 3 (Instruction for supply of the Spare Parts by the Supplier) of the Agreement. Unless otherwise agreed between the Parties, the Spare Parts shall be supplied by the Supplier to the Designated Buyer in accordance with FCA (incoterms 2020). 5.2 The Supplier shall make the delivery of the Spare Parts at the premises of the Sub-tier Suppliers or other places as agreed by Supplier and Designated Buyer (the “Delivery Locations”). Delivery is completed when the Spare Parts ordered have been loaded on the means of transport provided by Designated Buyer or its designated Third-Party. Designated Buyer or any of its appointed third party shall complete the pick-up in a timely manner as agreed in the Call-Offs and shall be responsible for shipping of the ordered Spare Parts and the related fees and costs. 5.3 Designated Buyer should confirm the receipt of Spare Parts in the EDI system (corresponding to the received at the gate) within the period corresponding to the reasonable inbound transportation lead time with addition of one (1) Business Day (or its appointed Third Party) the Spare Parts from Sub-tier Suppliers. 5.4 Notwithstanding anything contrary provided in the FCA Incoterms 2020 or in this Agreement, or unless otherwise agreed between the Parties, neither the Supplier nor any Sub-tier Supplier shall be liable to any person or entity for performing the customs Agreement No.: GEE23-025 Schedule 2 - General Terms 9 formalities necessary for export of the Spare Parts ordered and all related costs as well as all duties, taxes, and other charges payable upon export. 5.5 For Spare Parts to be timely delivered, they must be delivered in the quantity, and at the time, date and location, stated in the Blanket Purchase Order or Call-Off. Accordingly, Supplier recognizes that time stipulated for delivery and correct quantity are of the essence. 5.6 If the Supplier finds that it will not be able to deliver the Spare Parts at the agreed time or if delay on its part seems likely, the Supplier shall immediately notify the Designated Buyer thereof in writing, stating the reasons for the delay and, if possible, the time when the delivery can be expected. 5.7 Title and risk of loss or damage with respect to each Spare Part passes to the Designated Buyer when the Supplier has delivered the Spare Part to the Buyer in accordance with Section 5, without prejudice to the Designated Buyer's right to reject Spare Part under Section 9. 5.8 In case of change of Blanket Purchase Orders and/or Call-offs or other changes in the delivery place, delivery method, transportation conditions initiated by Designated Buyer, Designated Buyer shall notify Supplier in the method mutually agreed by the Designated Buyer and Supplier before the delivery of the Spare Parts, and amend any of the delivery and/or time and/or place hereof with Supplier's consent. Any increase in expenses arising out of the change shall be subject to the provision of the supporting documents by Supplier and Designated Buyer prior consent. Only then, said expenses shall be borne by Designated Buyer, and the specific expenses shall be subject to the actual occurrence. 5.9 In case of change in Supplier's delivery conditions or other changes in delivery location, delivery method, transportation conditions initiated by Supplier, Supplier shall notify Designated Buyer in the method mutually agreed by the Designated Buyer and Supplier before the delivery of Spare Parts, and with the consent of Designated Buyer, amend any of Agreement No.: GEE23-025 Schedule 2 - General Terms 10 the delivery and/or time and/or place hereof. Any increase in costs arising from such changes shall be borne by Supplier. 5.10 The Parties and Designated Buyer agree that any updates of Blanket Purchase Orders or Call-offs as well as addition of any new Spare Part shall be made using the ordering template attached in Schedule 4 (Ordering Template). 6. EXPORT CONTROL, TRADE SANCTIONS AND GLOBAL CUSTOMS 6.1 The Parties acknowledge that under the initial set up of supply of the Spare Parts as per this Agreement, the Designated Buyer or its designated Third Party will be exporting and may be re-exporting and importing, the Spare Parts. 6.2 Supplier shall provide, and shall cause its Sub-tier Suppliers to provide, Designated Buyer or its designated Third Party [***]: (i) [***], (ii) [***], (iii) [***], (iv) [***]. (v) [***] (vi) [***] (vii) [***] (viii) [***] 6.3 In the event of any changes in any Spare Parts, in the law, in any export licenses, or in Supplier’s approach (for itself and its Sub-tier Suppliers) to international trade compliance, and as necessary to ensure continued compliance with applicable laws and regulations,

Agreement No.: GEE23-025 Schedule 2 - General Terms 11 Supplier shall, and shall cause its Sub-tier Suppliers, to update any information it provides to Designated Buyer. 6.4 The Buyer, the Designated Buyer, the Supplier (and shall cause its Sub-tier Suppliers) undertake to comply with [***]other countries and international authorities, when passing on Spare Parts and related goods to any Third Parties. 6.5 The Buyer, the Designated Buyer, the Supplier and its Sub-tier Suppliers shall not, directly or indirectly, sell, export, re-export, transfer, assign and transport by any other means, the Spare Parts supplied under this Agreement, or for use by: 1）the Federation of Russia, Belarus, Cuba, Iran, the Democratic People's Republic of Korea, Syria, the Crimean Peninsula, the Darfur region of Sudan, the Crimean region, the Donetsk region, the Luhansk region, the Zaporizhzhia Region, and the Kherson Region; and other newly added countries/regions in accordance with laws and regulations (hereinafter collectively referred to as "embargoed/sanctioned countries and regions"); 2）entities or individuals that are prohibited or restricted by applicable law. 6.6 The Buyer, the Designated Buyer, the Supplier and its Sub-tier Suppliers undertake to abide by all applicable laws and regulations with regard to the limitation and prohibition of the use of the Spare Parts under the Agreement. The Buyer, Designated Buyer, the Supplier and its Sub-tier Suppliers undertake that Spare Parts shall not be used for weapons of mass destruction, the development or production of chemical and biological weapons, activities related to nuclear explosion or other dangerous nuclear fuel, to support the activities of serious human rights abuses or other end use prohibited or restricted by applicable laws and regulations, or resale or transfer the Spare Parts to institutions or individuals engaged in the aforementioned activities. 6.7 If Supplier or any of its Sub-tier Suppliers reasonably believes that the continuance of Spare Parts supply or technology and service support will possibly cause Supplier or any of its Sub-tier Suppliers to violate the U.S. or other applicable export control and economic sanctions laws and regulations, or may have a potential risk for violating the aforementioned undertakings, Supplier may cease the supply of Spare Parts and/or services, shall notify the Designated Buyer and the Buyer immediately and, without delay shall have a good-faith discussion of an alternative suitable solution. 7. QUALITY 7.1 When producing the Spare Parts, or when assigning a Sub-Tier Supplier to produce, the Supplier shall use professional and skilled personnel, reasonably experienced for the production. The Supplier or its Sub-Tier Supplier shall work according to the same standard of care and professionalism that is done in the Supplier’s internal business and similar production. These standards include Buyer’s quality program, ISO/TS 16949, and/or IATF Agreement No.: GEE23-025 Schedule 2 - General Terms 12 16949 (as applicable), including Buyer customer-specific requirements for IATF, ISO 15504, ISO 14001, and Buyer’s supplier performance rating program. 7.2 The Supplier’s quality metrics requirements applicable to its Plant Facilities will apply to all finished Spare Parts. The Supplier shall meet the objective standards of the Supplier’s Plant Quality Standards and the Supplier will maintain such standards as stated in Section 7.1 above. 7.3 Buyer may require Supplier to provide supporting documents indicating that Supplier has verified the validity of the quality management system of the Sub-tier Suppliers. 8. WARRANTY 8.1 Supplier warrants that the Spare Parts: (i) Will conform in all respects to the agreed or approved Technical Specification, (ii) Be free from any defects (excluding Minor Non-Conformity) (iii) [***]. (iv) Be free from defects in materials and workmanship. (v) [***] (vi) Comply with all mandatory laws of the countries in which the Spare Parts, or the products into which the Spare Parts are to be incorporated, are to be sold； (vii) Comply with national and industry standards； (viii) Be merchantable. Notwithstanding the foregoing, the Supplier, Designated Buyer and the Buyer further acknowledge and agree that, (a) the Supplier shall bear the liability with respect of and in connection with any Non- Conforming Spare Parts. (b) the Supplier shall only be liable to the Buyer for the Non-Conforming Spare Parts whose Non-Conformity is discovered during the Warranty Period (as defined below) after they are mounted into the vehicles in the workshop, and only be liable to Designated Buyer for the Non-Conforming Spare Parts whose Non-Conformity is discovered during the Warranty Period (as defined below) before they are mounted into the Vehicles in the workshop. Agreement No.: GEE23-025 Schedule 2 - General Terms 13 8.2 Warranty Period The Supplier will be liable for Non-Conforming Spare Parts where the Non-Conformity is discovered during the Warranty Period (as defined below). Spare Parts Warranty Period: 8.2.1 The warranty for vulnerable parts (wear and tear) shall be executed in accordance with the Warranty Period signed between the Sub-tier Supplier and the Supplier and such Warranty Period and the definition of vulnerable parts are visualized in the table below, where the Warranty Period starts from the date the Spare Part was sold to an end-customer, e.g., the Spare Parts are assembled onto a Vehicle: [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] 8.2.2 For Spare Parts that are not considered vulnerable parts, the Warranty Period for Spare Parts shall be [***] from the date the Spare Parts was sold to an end-customer, e.g., the Spare Parts are assembled onto a Vehicle. For the avoidance of doubt, during the warranty period of the Vehicle, components used for warranty repair of the Vehicle will follow what is set forth in the Manufacturing and Vehicle Supply agreement. If laws and regulations stipulate a longer Warranty Period, the provisions of the laws and regulations shall be followed and prevails. 9. NON-CONFORMING DELIVERIES OF SPARE PARTS AND RIGHT TO REJECT 9.1 Delays and incorrect quantities 9.1.1 Supplier shall promptly notify Designated Buyer of (i) anything that will or might result in any delay or Sub-Tier Suppliers and Supplier’s inability to fulfil the quantities stated in Blanket Purchase Order(s) or Call-Off(s), and (ii) how Supplier and Sub-Tier Suppliers intend to remedy or minimize its effect. Agreement No.: GEE23-025 Schedule 2 - General Terms 14 9.1.2 Designated Buyer shall promptly notify Supplier as soon as it discovers that the quantity of received Spare Parts do not match the Call-Off(s). 9.1.3 Designated Buyer may reject and/or return all or part of a delivery of Spare Parts received in excess of the quantity in Blanket Purchase Order(s) or Call-Off(s) as stated for actual delivery. 9.1.4 If a delay occurs, the Supplier or its Sub-tier Suppliers shall complete the remedial measures within the time and location agreed by both Supplier and Designated Buyer. Shall such remedial measures not be agreed by Supplier and Designated Buyer for fair and reasonable ground, Designated Buyer may make substitute purchases from other supplier(s), provided that in no event shall the Supplier be liable to or be responsible for any liabilities, claims costs, fees, or expenses arising from or in connection with such substitute purchases and any parts or components bought by the Designated Buyer via such substitute purchase shall not be deemed as a Spare Part under this Agreement. 9.1.5 Supplier should use its commercially best efforts to prioritize the Designated Buyer in case of urgent end-customer needs (“VOR” – Vehicle Off Road): if Designated Buyer is out of stock and get urgent end-customer needs (VOR orders), Supplier shall use its commercially best efforts to support and deliver Spare Parts. In general, the Parties agree that VOR shall be prioritized before production of new Vehicles unless otherwise agreed between the Parties. 9.2 Delays caused by the Supplier or it´s Sub-tier Suppliers 9.2.1 If a delay occurs with respect to Spare Parts ordered by Designated Buyer under Call-Offs and that delay is due to an act or omission of the Supplier or its Sub-tier Suppliers (the “Delay”), the Supplier shall: a) immediately take commercially reasonable measures to remedy or mitigate a Delay caused by the Supplier or its Sub-tier Supplier. Any such measures shall be implemented at the Supplier’s own cost and hence not be included nor reflected in the Prices of the Spare Parts, and b) subject to 9.2.2, [***]. 9.2.2 The Supplier’s [***]. 9.2.3 If a Delay is caused by Sub-tier Suppliers namely [***], where the Supplier exercised reasonable commercial effort and diligence therewith that are no less than those exercised with its other Spare Part(s) Sub-tier Suppliers to try to remedy the Delay and in case such measures were not sufficient to remedy the Delay, Supplier shall propose other Spare Part(s) supplier(s) which could supply substitutive Spare Parts that would have been supplied by [***] (the “Switch”). Where the Buyer hereby acknowledges that the substitutive Spare Parts of the proposed Switch might not be fully in line with the Technical Specification. If

Agreement No.: GEE23-025 Schedule 2 - General Terms 15 the proposed Switch is not accepted by the Buyer, the Supplier shall not be obliged to pay any liquidated damage caused by such Delay as set forth in the Agreement. 9.2.4 To the extent possible pursuant to the relevant agreements between the Supplier and that its Sub-tier Suppliers for the manufacturing and supply of the Spare Parts, the Supplier shall use its commercially reasonable best efforts and shall exercise the rights it has under the agreements with those Sub-tier Suppliers to procure that those Sub-tier Suppliers take all action required/necessary to resume compliance with their contractual obligations to Supplier and compensate the Supplier accordingly. The Supplier is responsible, shall it deem it necessary, to call on the Buyer and/or the Designated Buyer in such case, to support in the claim with the Sub-tier Supplier. In addition, when handling the claim process the Supplier shall be using not less than the same care and standards that it would have used if negotiating for itself. 9.2.5 With respect to Delay of the delivery by the Supplier, and subject to Section 9.3of the General Terms “Non-Conforming Spare Parts”, the above remedy expressly specified above shall be the sole and exclusive remedies available to the Buyer or Designated Buyer in respect of and shall be in lieu of any other rights and remedies available under the laws or under any theory (no matter under the theory of contract, tort or other theory) or under the Agreement. 9.3 Non-Conforming Spare Parts 9.3.1 Supplier shall promptly notify Designated Buyer and Buyer of any Non-Conforming Spare Parts of which it has knowledge and any measures that Supplier is taking or proposes taking to remedy or minimize the effect of that Non-Conformity. 9.3.2 In case of quality problems of Non-Conforming Spare Parts that are discovered before they are mounted to the Vehicles in the workshop during the Warranty Period: 9.3.2.1 If Supplier delivers any Non-Conforming Spare Parts, Designated Buyer may demand that Supplier either (i) performs immediate rectification, or (ii) promptly delivers substitute conforming Spare Parts. 9.3.2.2 Subject to section 9.3.2.6, if Designated Buyer issues a Quality Reject on such Spare Parts under this Section 9.3.2.2, Supplier shall [***].. 9.3.2.3 [***] Supplier has a right to perform rectification of Non-Conforming Spare Parts only if Supplier can perform that rectification (i) at its premises, or, subject to Designated Buyer’s approval, at Designated Buyer’s site, (ii) without causing disruption or delay to Designated Buyer’s processes, and Agreement No.: GEE23-025 Schedule 2 - General Terms 16 (iii) within deadline established by Designated Buyer. If Designated Buyer has started to use any Non-Conforming Spare Parts (including any preassembly, fitment or distribution to third parties) Supplier shall have no right to perform rectification of that Non-Conforming Spare Parts and Designated Buyer will, decide what actions to take to perform rectification and shall agree the cost with Supplier before the corrective work is performed. 9.3.2.4 Supplier shall [***]. Subject to Section 8, Supplier’s warranty, as to any Spare Parts that are repaired or replaced in accordance with this Section9.3.2, shall (i) continue to apply to such Spare Parts for the full remaining balance of the original Warranty Period of the Spare Parts as originally delivered, or (ii) apply to such Spare Parts for the Warranty Period applicable for Spare Parts, whichever period is longer. 9.3.2.5 The Designated Buyer shall promptly notify the Supplier when the Designated Buyer determines that the Spare Parts are Non-Conforming Spare Part(s). However, the Designated Buyer will not be required to inspect or test the Spare Parts upon delivery or before use of the Spare Parts. 9.3.2.6 Notwithstanding the above, the Parties and Designated Buyer have agreed that for a period of [***] from the effective date of this Agreement (the “Observation Period”) as stated in section 8.1 of the Individual Terms, should any Quality Reject be issued to the Supplier, the Designated Buyer shall not charge, nor invoice Quality Reject amount stated in Schedule 3 to the Supplier. 9.3.2.7 [***] 9.3.3 In case of Non-Conforming Spare Parts that are discovered by the Buyer after they are mounted into the Vehicles in the workshop during the Warranty Period: 9.3.3.1 Supplier shall be responsible only to the Buyer for analyzing the causes, taking the necessary actions and solving the quality problems as agreed in Quality Protocol as set forth in Schedule 5, which is also the Attachment 5 to the Manufacturing and Vehicle Supply Agreements. 9.3.3.2 Supplier will be liable for Non-Conforming Spare Parts where the Non-Conformity is discovered or occurs during the Warranty Period, provided however that such time limitation shall not apply for such Non-Conforming Spare Parts: (i) that may cause or has caused damage or poses a significant threat of damage to property or to the health or safety of any person, or Agreement No.: GEE23-025 Schedule 2 - General Terms 17 (ii) that result in a Field Service Action that Buyer or its Affiliates reasonably determine must be performed, either mandatory or voluntarily agreed, after having consulted the Supplier, and that Buyer or its Affiliates have started to use any Non-Conforming Spare Parts (including any preassembly, fitment or distribution to third parties), Supplier shall have no right to perform rectification of that Non-Conforming Spare Parts and Buyer will, at its sole discretion, decide what actions to take to perform rectification. 9.3.3.3 In particular case of Field Service Action for Non-Conforming Spare Parts applies section 3 Critical Concern Action Process in Quality Protocol as set forth in Schedule 5 which is also the Attachment 5 to the Manufacturing and Vehicle Supply Agreements; (i) Only Buyer may decide if to conduct a Field Service Action and how to conduct it. (ii) If Buyer determines a Field Service Action is necessary to remedy Non-Conforming Spare Parts, Buyer shall promptly inform Supplier. 9.3.4 In case that the Non-Conformity of the Spare Parts are considered to be of Sub-tier Supplier’s liability, the Supplier will take lead for recovery discussions with that Sub- tier Supplier and shall use its commercially reasonable best efforts to procure that those Sub- tier Suppliers take all action required/necessary to resume compliance with their contractual obligations to Supplier and provide the Buyer with compensation for costs associated with Field Service Actions (as described in Quality Protocol Section 4.1.5 Warranty Claims for Field Service Actions.) 9.3.5 Supplier shall assure that Non-Conforming Spare Parts are being “neutralised” (stopped for usage, scrapped or returned to the manufacturer). The Party liable for the root cause of the defect shall bear all associated costs for such activities including notably logistics. 9.3.6 Supplier shall indemnify Buyer, its Affiliates, and their directors, officers, and employees against all Losses arising out of the Non-Conforming Spare Parts including, but not limited to, all Losses arising out of a Field Service Action. 9.3.7 The Supplier shall not be liable for any Spare Parts when any of the following situations occurs: (i) resulting from normal wear and tear, wilful damage, and negligence outside of Supplier’s, or any of its Sub-tier Supplier’s, control, or (ii) if Buyer or Designated Buyer fails to notify Supplier of the Non-Conforming Spare Parts within one year of the Non-Conformity becoming apparent to Buyer or the Designated Buyer. In case of a Systematic Non-Conformity, a Non-Conformity shall be deemed apparent to Buyer or the Designated Buyer only when there is a defect trend. Supplier will be deemed to have been notified if a notice of Non-Conforming Spare Parts is made by the Buyer or the Designated Buyer in a system agreed between the Parties to which Supplier has or has been offered access. Agreement No.: GEE23-025 Schedule 2 - General Terms 18 10. CLAIMS FOR NON-CONFORMING SPARE PARTS 10.1 If a claim is due to Systematic Non-Conformity of Spare Parts, Supplier shall be responsible for costs relating to such claim, unless otherwise set out in Sections 9 and 10 of Schedule 2 (General Terms), however always limited as set out in Section 14 below. 10.2 The Parties and the Designated Buyer acknowledge and agree that the Supplier shall not be responsible for taking any action to correct or responsible for any loss, cost, expense or claim arising out of or in connection with Systematic Non-Conformity which are caused by faulty design. 10.3 If Non-Conforming Spare Parts are caused by the design done by GRI, the Parties and the Designated Buyer agreed that the reimbursement shall be performed according to the agreement set out between Buyer and GRI according to separate agreement. 10.4 If the Non-Conformity of any Spare Parts is caused by a Sub-tier Supplier, within the Warranty Period valid for the Spare Parts, Supplier shall use its commercially reasonable best efforts to claim indemnification for such Non-Conforming Spare Parts from the Sub- tier Supplier who shall bear full responsibility for the Non-Conforming Spare Parts according to the agreement between Supplier and that Sub-tier Supplier. The Supplier’s liability due to such Non-Conformity of Spare Parts shall not [***]. [***] 10.5 Both Parties will work together to investigate if Systematic Non-Conformity is caused by the Supplier, Sub-tier Suppliers or GRI or a combination of these in accordance with Schedule 5 (Quality Protocol). 10.6 If the Parties cannot agree, the issue shall be escalated according to Schedule 5 (Quality Protocol) but if not agreed according to said Quality Protocol, then it will be further escalated in accordance with Section 16 (Governance and changes). 10.7 When the Vehicle enters 6 months prior to EOP, the Parties and Designated Buyer agree through good faith renegotiations to amend the provisions of this Agreement referring to Section 10 and Schedule 5 (Quality Protocol). 11. PROTECTION OF SUPPLY 11.1 Supplier shall promptly notify Buyer and/or the Designated Buyer of (i) any inability on its part, or the part of a Sub-tier Supplier, to perform their respective obligations under the Agreement, and (ii) its breach of this Agreement.

Agreement No.: GEE23-025 Schedule 2 - General Terms 19 The Supplier shall use its commercially reasonable efforts to maintain and keep an updated disaster recovery plan that include emergency back-up capacity and record protection and recovery. Notwithstanding the foregoing, the Parties and the Designated Buyer acknowledge and agree that the Supplier’s maintenance of such plan is not compulsory and, the Supplier may implement other procedures it deems sufficient to maintain a satisfactory level of plan should any event arises. At Buyer or Designated Buyer’s written request, Supplier will provide Buyer and Designated Buyer a reasonably detailed description of its emergency plan or such other procedures implemented. 12. PRODUCT LIABILITY 12.1 Supplier shall be responsible towards Third-Party for any and all product liability claims against the Spare Parts, and shall indemnify, defend and hold Buyer and Designated Buyer harmless from and against all such product liability claims from Third Party, in the event that: (i) the Spare Parts are Non-Conforming Spare Parts; and (ii) the Non-Conforming Spare Parts are supplied by Supplier to the Designated Buyer; For the avoidance of doubt, any claims relating to Non-Conforming Spare Parts caused by a Third Party or GRI shall be handled in accordance with Section 10 above. 12.2 The obligation to hold Buyer and Designated Buyer harmless under Section 12 above applies only to damages as finally awarded by a court of law, an arbitration tribunal or agreed in a settlement approved by Supplier. The Buyer or the Designated Buyer, agrees that it shall promptly inform the Supplier of the existence of such Third-Party claim and, to the extent legally and practically possible, offer the Supplier to have full access to any proceedings or other actions pursuant to such Third Party claim and the right to participate in the negotiation of any agreement or settlement. Nevertheless, any settlement shall for the avoidance of doubt be approved by the Supplier as set forth hereabove unless it is on an absolutely urgent basis or otherwise required by applicable law or best practice, failing which it may entail a substantially higher legal or commercial risk. 13. INTELLECTUAL PROPERTY RIGHTS Except as expressly stated in this Agreement, nothing in this Agreement shall be construed as an assignment of ownership of, or license to, any intellectual property rights. Agreement No.: GEE23-025 Schedule 2 - General Terms 20 14. LIMITATION OF LIABILITY 14.1 Neither Party shall be responsible for [***] under this Agreement. 14.2 Each Party’s aggregate liability for any damage arising out of or in connection with Outsourced Spare Parts of this Agreement in any calendar year shall be limited annually to [***]. For the avoidance of doubt Section e) shall prevail over the above. Each Party’s aggregate liability for any damage arising out of or in connection with the Inhouse Spare Parts of this Agreement [***]. In this Section 14.2, the “Outsourced Spare Parts” means any Spare Parts that are procured by the Supplier from its Sub-tier Suppliers that are not a member of the Geely Auto Group and “Inhouse Spare Parts” means any Spare Parts that are marked as “made” in the E-BOM list. 14.3 The limitations of liability set forth in Sections 14.1 and 14.2 above shall not apply in respect of: a) claims related to death or bodily injury; b) damage caused by wilful misconduct or gross negligence; c) [***], d) a Party’s breach of the confidentiality undertakings as set forth in Section 17 (Confidentiality) of these General Terms in this Agreement; e) [***]. 14.4 Notwithstanding the limitations set forth above in Sections 14.1 and 14.2, [***]. 14.5 The limitations of liability hereunder shall stand alone for this Agreement solely and shall not be considered in conjunction of or combined with any other agreements. 14.6 Notwithstanding anything contrary in this Agreement, the Supplier shall not be liable under this Agreement to indemnify the Buyer against any loss or damage arising from any matter otherwise indemnifiable hereunder, if the Buyer has already been indemnified against any loss or damage arising from the same matter under any contract, agreement (including but not limited to the Project Agreements) or otherwise; and the Buyer shall not, in any event, be entitled to duplicate indemnification for any loss or damage if such loss or damage are indemnifiable under more than one clause or article in this Agreement and the Project Agreements. Without prejudice to the generality of the foregoing sentence both Parties acknowledge that some Sub-tier Suppliers are the component suppliers under the Manufacturing and Vehicle Supply Agreement (Export) (Agreement no.: GEE23-016), and the Supplier shall not [***]. Agreement No.: GEE23-025 Schedule 2 - General Terms 21 For the purpose of this Section 14.6, the “Project Agreements” means the Manufacturing and Vehicle Supply Agreements, the Development Agreement, and any other agreement in relation to the sales and manufacture, development, after-sales service, license of intellectual properties in relation with the [***] Vehicles and any components and parts thereof. 14.7 For avoidance of doubt, the provisions related to the liability of the Parties stated in Section 9 (Responsible Business) of the Individual Terms shall be applicable in case of breach of said Section 9 of the Individual Terms. 15. [***] 15.1 [***]. 15.2 [***], each Party shall be entitled to escalate such issue to the Steering Committee. 16. GOVERNANCE AND CHANGES 16.1 The Parties shall act in good faith in all matters and shall at all times co-operate in respect of changes to this Agreement as well as issues and/or disputes arising under this Agreement. 16.2 The governance and co-operation between the Parties in respect of this Agreement shall primarily be administered on an operational level. In the event the Parties on an operational level cannot agree upon aspects relating to the co-operation between the Parties, each Party shall be entitled to escalate such issue to the relevant governance forum, i.e. the Steering Committee and the Strategic Board, respectively. 16.3 If the relevant Steering Committee fails to agree upon a solution of the disagreement the relevant issue should be escalated to the Strategic Board for decision. 17. CONFIDENTIALITY 17.1 All Confidential Information shall only be used for the purposes set forth in this Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 17.1 below apply, in order to obtain patent protection or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate: (a) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; Agreement No.: GEE23-025 Schedule 2 - General Terms 22 (b) was already in the possession of the Receiving Party before its receipt from the Disclosing Party; (c) is obtained from a Third Party who is free to divulge the same; (d) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations; (e) is reasonably necessary for either Party to utilize its rights and make use of its Intellectual Property Rights; or (f) is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party. 17.2 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the dissemination to Third Parties or publication of the Confidential Information, as the Receiving Party uses to protect its own Confidential Information of similar nature. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 17. 17.3 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with subsequent confirmation in writing within thirty (30) days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential” does not disqualify the disclosed information from being classified as Confidential Information. 17.4 If any Party violates any of its obligations described in this Section 17, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate

Agreement No.: GEE23-025 Schedule 2 - General Terms 23 for the harm suffered as determined by an arbitral tribunal pursuant to Section 21.2 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply. 17.5 This Section 17 shall survive the expiration or termination of this Agreement without limitation in time. 18. [***] [***]. 19. MISCELLANEOUS 19.1 Force majeure Neither Party shall be liable for any failure or delay in performing its obligations under this Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party's reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party's), politically enforced decision regarding pandemic isolation, core raw material shortage, governmental behaviour (eg. Restriction on supply of electricity, change of laws, regulations and policies), failure of general energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions, or default or delays of suppliers or subcontractors, if such default or delay has been caused by one of the foregoing Force Majeure Events. A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under this Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist. 19.2 Notices All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement must be in legible writing in the English language delivered by personal delivery, facsimile, email transmission or prepaid Agreement No.: GEE23-025 Schedule 2 - General Terms 24 overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred: (a) in case of personal delivery, at the time and on the date of personal delivery; (b) if sent by facsimile or email transmission, at the time and on the date indicated on a confirmation of successful transmission page relating to such facsimile transmission or at the time and date indicated on a response confirming such successful email transmission; (c) if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or (d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation; in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following Business Day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. All such notices, demands, requests and other communications shall be sent to the addresses set out in the Individual Terms. 19.3 Assignment Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Agreement without the other Party’s prior written consent. Notwithstanding the above, each Party may assign this Agreement to an Affiliate without the prior written consent of the other Party. 19.4 Waiver Neither Party shall be deprived of any right under this Agreement because of its failure to exercise any right under this Agreement or failure to notify the infringing Party of a breach in connection with the Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply. 19.5 Severability In the event any provision of this Agreement is wholly or partly invalid, the validity of the Agreement as a whole shall not be affected and the remaining provisions of the Agreement shall remain valid. To the extent that such invalidity materially affects a Party’s benefit from, or performance under, the Agreement, it shall be reasonably amended. Agreement No.: GEE23-025 Schedule 2 - General Terms 25 19.6 Entire Agreement All arrangements, commitments and undertakings in connection with the subject matter of this Agreement (whether written or oral) made before the date of this Agreement are superseded by this Agreement. 19.7 Amendments Any amendment or addition to this Agreement must be made in writing and signed by the Parties to be valid. 19.8 Survival If this Agreement is terminated or expires pursuant to the terms in the Individual Terms, Section 1717 (Confidential Information), Section 2020 (Governing Law), Section 21 (Dispute Resolution) as well as this Section 19.8, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration. 20. GOVERNING LAW This Agreement and all non-contractual rights and obligations in connection with this Agreement shall be governed by the substantive laws of the People’s Republic of China (for the purpose of this Agreement excluding law of Hong Kong, Macau and Taiwan) and without giving regard to its conflict of law principles. 21. DISPUTE RESOLUTION 21.1 Escalation principles 21.1.1 In case the Parties cannot agree on a joint solution for handling disagreements or disputes, a deadlock situation shall be deemed to have occurred and each Party shall notify the other Party hereof by the means of a deadlock notice and simultaneously send a copy of the notice to the Steering Committee. Upon the receipt of such a deadlock notice, the receiving Party shall within ten (10) days of receipt, prepare and circulate to the other Party a statement setting out its position on the matter in dispute and reasons for adopting such position, and simultaneously send a copy of its statement to the Steering Committee. Each such statement shall be considered by the next regular meeting held by the Steering Committee or in a forum meeting specifically called upon by either Party for the settlement of the issue. 21.1.2 The members of the Steering Committee shall use reasonable endeavours to resolve a deadlock situation in good faith. As part thereof, the Steering Committee may request the Parties to in good faith develop and agree on a plan to resolve or address the breach, to be presented for the Steering Committee without undue delay. If the Steering Committee agrees upon a resolution or disposition of the matter, the Parties shall agree in writing on terms of Agreement No.: GEE23-025 Schedule 2 - General Terms 26 such resolution or disposition and the Parties shall procure that such resolution or disposition is fully and promptly carried into effect. 21.1.3 If the Steering Committee cannot settle the deadlock within thirty (30) days from the deadlock notice served pursuant to Section 21.1.1 above, such deadlock will be referred to the General Counsel of each Party, which shall use reasonable endeavours to resolve the situation in the same way as indicated above. If no Steering Committee has been established between the Parties, the relevant issue shall be referred to the General Counsel of each Party immediately and Section 21.1.2 above shall not apply. 21.1.4 If the General Counsel of each Party cannot settle the deadlock within 30 days from the deadlock notice pursuant to the section above, despite using reasonable endeavours to do so, such deadlock will be referred to the Strategic Board for decision. Should the matter not have been resolved by the Strategic Board within 30 days counting from when the matter was referred to them, despite using reasonable endeavours to do so, the matter shall be resolved in accordance with Section 21.2 below. 21.1.5 All notices and communications exchanged in the course of a deadlock resolution proceeding shall be considered Confidential Information of each Party and be subject to the confidentiality undertaking in Section 17 above. 21.1.6 Notwithstanding the above, the Parties agree that either Party may disregard the time frames set forth in this Section 21.1 and apply shorter time frames and/or escalate an issue directly to the Strategic Board in the event the escalated issue is of an urgent character and where the applicable time frames set out above are not appropriate. 21.2 Arbitration 21.2.1 Any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity, interpretation, performance, default, breach, termination or invalidity thereof, or any dispute regarding non-contractual obligations arising out of or relating to it, shall be referred to and shall be finally settled by arbitration by the China International Economic and Trade Arbitration Committee (“CIETAC”), which shall be held in Shanghai and conducted in accordance with the CIETAC’s arbitration rules (“CIETAC Rules”) in effect at the time of applying for arbitration. The seat of the arbitration shall be Shanghai. The language to be used in the arbitral proceedings shall be English. 21.2.2 The arbitration will be resolved by three arbitrators appointed under the CIETAC Rules. 21.2.3 Irrespective of any discussions or disputes between the Parties, each Party shall always continue to fulfil its undertakings under this Agreement unless an arbitral tribunal or court (as the case may be) decides otherwise. 21.2.4 In any arbitration proceeding, any legal proceeding to enforce any arbitration award, or any other legal proceedings between the Parties relating to this Agreement, each Party expressly waives the defence of sovereign immunity and any other defence based on the fact or

Agreement No.: GEE23-025 Schedule 2 - General Terms 27 allegation that it is an agency or instrumentality of a sovereign state. Such waiver includes a waiver of any defence of sovereign immunity in respect of enforcement of arbitral awards and/or sovereign immunity from execution over any of its assets. 21.2.5 All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential. Agreement No: GEE23-025 P417 SPARE PART SUPPLY AGREEMENT SCHEDULE 3 INSTRUCTIONS FOR SUPPLY OF SPARE PARTS BY THE SUPPLIER INTRODUCTIONAL GUIDELINES The Parties agree that for the purpose of this Schedule 3 any reference to the Buyer shall mean the Designated Buyer. In addition, for avoidance of doubt any obligation assigned to the Supplier, shall be reflected accordingly by the latter to its Sub-tier Supplier for which Supplier remains solely liable towards the Designated Buyer. Moreover, the Supplier understands and agrees that the principles enacted in this Schedule 3 are reflected in the supplier portal Designated Buyer (the “Supplier Portal”). The Supplier further agrees and acknowledge that the Designated Buyer may amend in the Supplier Portal the principles enacted in Schedule 3 either as annual amendment(s) or as ad hoc amendment(s). In such circumstances, any new or updated version of the principles enacted in Schedule 3 and available in the Supplier Portal shall prevail and supersede those stated in Schedule 3. [***] SPARE PART SUPPLY AGREEMENT SCHEDULE 4 Agreement nb.: GEE23-025 ORDERING TEMPLATE Mandatory field requires buyers input Ship code change 1 create new order 8891998667 32340778 CHN07 AEL61 AEL61 11.35 PCE CNY PMGTC/PPGTC/DMGTC 2 Order amendment/price change 8893532236 32260296 CHN07 AEBVK 39.25 PCE EUR 4 23-Feb-01 3 Cancellation of orders 8894117422 31377217 CHN07 BPTQA 2305 4 Ship code change 8891998609 31377217 CHN07 AE194 AE194 S.No Request Type 订单需求 Geely Part Number Volvo Part Number User/Plant Code Geely Supplier Code (MFG) Geely Shipping Code Volvo Supplier Code (MFG) Volvo Shipping Code Price UoP(PCE) Currency Reason Code Effective Date / Exit Week Terms and Conditions Instructions/Comments 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 Buyers Name Buyer Code DM Ordering Template - SI+DM Ordering Template - SI+ Appendix 5 2023-06-08 QUALITY PROTOCOL [***]

Agreement No: GEE23-025 1 SPARE PART SUPPLY AGREEMENT SCHEDULE 6 SPARE PARTS SUPPLY RELATED SERVICE 1. GENERAL This Schedule 6 is a part of the Agreement executed between Supplier and Buyer and unless otherwise stated in this Schedule 6 the terms of the Agreement will apply to the Services provided by Supplier to Buyer under this Schedule. This Schedule sets out the terms, scope and the specification of the Spare Parts related services that shall be performed under the Agreement. 2. DEFINITIONS Any capitalised terms used but not specifically defined herein shall have the meanings set out for such terms in the General Terms. In addition, the capitalised terms set out below in this Section 2 shall for the purposes of this Schedule have the meanings described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. “Industry Standard” means the exercise of such professionalism, skill, diligence, prudence and foresight that would normally be expected at any given time from a skilled and experienced actor engaged in a similar type of undertakings as Supplier as a Supplier under this Agreement. 3. SPARE PARTS RELATED SERVICES The Parties have agreed that Supplier will provide certain Spare Parts supply related services to Buyer (the “Services”). The scope and specification for the Services is further specified in Section 6 of this Schedule 6 (the “Service Specification”). 4. SERVICE REQUIREMENTS All Services shall be performed in accordance with the requirements set forth in this Agreement, including the Service Specification, and otherwise in a professional manner. When providing the Services, Supplier shall use professional and skilled personnel, reasonably experienced for the Services to be performed, Supplier shall work according to the same standard of care and professionalism that is done in Supplier’s internal business. Such standard of care and professionalism, shall however at all times correspond to Industry Standard. For the avoidance of doubt, Supplier is responsible for all necessary recruiting and hiring costs associated with employing appropriate personnel as well as all necessary training costs. Supplier acknowledges that time is of essence for the Services and Supplier agrees to strictly respect and adhere to the deadlines agreed in the course of the Supplier’s providing Services between the Parties. In the event Supplier risks not to meet an agreed deadline or is otherwise in delay with the performance of the Services, Supplier shall appoint additional resources in order to avoid the effects of the anticipated delay or the delay (as the case may be) at Supplier´s own cost. Agreement No: GEE23-025 2 In the event the Services or any part thereof, more than insignificantly deviate from the requirements set forth in the Service Specification, or if Supplier otherwise does not meet or ceases to meet the requirements set forth in this Agreement (except for minor incompliance, which do not affect the provision of the Services), Supplier shall remedy such incompliance, at Supplier´s own cost, as soon as reasonably possible. In the event Supplier fails to act in accordance with Section 4.3 and 4.4 above, such failure shall be escalated in accordance with the escalation principles set forth in Agreement Section 21 in the General Terms. Buyer shall provide Supplier with instructions as reasonably required for Supplier to be able to carry out the Services. Supplier must continuously inform Buyer of any needs of additional instructions or specifications required to perform the Services. Supplier shall ensure that it has sufficient resources to perform the Services undertakings under this Agreement. Further, Supplier undertakes to ensure that the performance of the Services will not be given lower priority than other of Supplier’s other similar projects. 5. SUBCONTRACTORS The Parties acknowledge that the Supplier may use its Affiliates and/or third party subcontractors to perform the Services under this Agreement. The Supplier shall however remain responsible for the performance, and any omission to perform or comply with the provisions of this Service Agreement, by any Affiliate to the Supplier and/or any third party subcontractor to the same extent as if such performance or omittance was made by the Supplier itself. The Supplier shall also remain the Purchaser’s sole point of contact unless otherwise agreed. 6. DESCRIPTION OF THE SERVICE ACTIVITIES The Service Charges relate to the entire chain of Spare Parts from S-BOM reception to delivery at the delivery locations: include Spare Parts warehouse management and logistics management (only for Inhouse Spare Parts) and Spare Parts sales management, Spare Parts quality management and related exception handling etc as further set forth below: [***] 7. SERVICE CHARGES In consideration of Supplier’s performance of the Services under this Agreement, Buyer shall pay to Supplier an arm´s length Service Charge as further described below (the “Service Charges”). The Service Charges for the Services will be based on the actual hours required for the Services to be performed by Supplier according to this Schedule 6 and an arm´s length hourly rates as agreed between the Parties. [***] [***] Estimated Service Charges for the Services to be provided to Buyer is set forth below: Agreement No: GEE23-025 3 [***] The Service Charges shall be paid in the currency: CNY [***]. 8. PAYMENT The Service Charges shall be paid in the currency set forth in Section 5 in the Individual Terms, in a timely manner and in accordance with the payment terms set forth in this Section. If Supplier, pursuant to the terms of Section 5 of this Schedule, appoints its Affiliates and/or subcontractors to perform the Services under this Agreement, Supplier shall include the costs relating to such work in the invoices to Purchaser. The Service Charges shall be invoiced on a quarterly basis at the end of each calendar quarter and paid by Buyer in accordance with what is set out in this Section. Buyer shall bear the VAT and surtaxes, and Supplier shall bear the Withholding Tax, which are applicable in accordance with local legislation to amounts and payments referred to in Section 5 of the Individual Terms. Any amount of the Service Charges invoiced by Supplier to Purchaser shall be paid by Purchaser within [***] days after the invoice date. Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be [***]. Agreement no: GEE24-028 Confidential SIDE LETTER TO THE [***] SPARE PARTS SUPPLY AGREEMENT (GEE23-025) This side letter (“Side-Letter”) is entered into between: LYNK & CO Automobile Sales Co., Ltd., Reg. No. 91330201MA284H3EX4, a limited liability company incorporated under the laws of the People’s Republic of China (the “Supplier” or “Lynk & Co”); and, Polestar Performance AB, Reg. No. 556653-3096, a limited liability company incorporated under the laws of Sweden (“Buyer” or “Polestar”). Each of Supplier and Buyer are hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. Buyer will in close connection to the signing of this Side-Letter enter into into an agreement with Supplier under which Buyer (and/or and its Affiliates including Designated Buyer) will purchase, and the Supplier will supply and sell Spare Parts to the Buyer (and/or its Affiliates) and/or Designated Buyer, in accordance with the terms set out in this Agreement. The aforementioned agreement will hereinafter be referred to as the “[***] Spare Parts Supply Agreement” (agreement No. GEE23-025). B. The Parties now wish by way of this Side-Letter to clarify in writing the pricing model which the Parties have agreed should apply to the Spare Parts supplied under the [***] Spare Parts Supply Agreement. C. Unless otherwise defined in this Side-Letter, capitalized terms used herein shall have the meaning ascribed to them in the [***] Spare Parts Supply Agreement. All capitalized terms in singular shall have the same meaning in plural and vice versa. 1. PRICING MODEL 1.1 The Parties acknowledge and agree that the pricing model outlined in Schedule 1 to this Side-Letter shall apply to the supply of Spare Parts under the [***] Spare Parts Supply Agreement. 2. TERMINATION 2.1 This Side-Letter shall, subject to Section 4.1 below, become effective when signed by duly authorised signatories of each Party, and shall, remain in force until the [***] Spare Parts Supply Agreement is terminated or until otherwise agreed in writing between the Parties.

Agreement no: GEE24-028 Confidential 3. GENERAL PROVISIONS 3.1 No amendment to this Side-letter will be effective unless it is in writing and signed by all Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Side-Letter. 3.2 Sections 20 (Governing Law) and 21 (Dispute Resolution) of Schedule 2 (General Terms and Conditions) of the [***] Spare Parts Supply Agreement shall apply to this Side-letter as well. 4. MISCELLANEOUS 4.1 This Side-Letter is hereby incorporated to, and shall form an integral part of, in relation to the relevant Parties, the [***] Spare Parts Supply Agreement. This Side-Letter shall prevail over any other agreements on the same subject matters if they are contradictory or ambiguous. [Signature page follows] Agreement no: GEE24-028 Confidential This Side Letter has been signed in three (3) originals, of which Supplier has received two (2) and Buyer has received one (1) copy. The Parties may execute this Side Letter in counterparts which taken together will constitute one instrument. The Parties acknowledge that this Side Letter shall be binding upon the Parties already upon the signing and exchange of scanned version thereof, including scanned signatures. LYNK & CO AUTOMOBILE SALES CO. LTD. _______________________________ _______________________________ Signature Signature _______________________________ _______________________________ Clarification of signature Clarification of signature _______________________________ _______________________________ Title Title _______________________________ _______________________________ Date Date POLESTAR PERFORMANCE AB _______________________________ _______________________________ Signature Signature _______________________________ _______________________________ Clarification of signature Clarification of signature _______________________________ _______________________________ Title Title _______________________________ _______________________________ Date Date Agreement No: GEE24-028 1 SIDE LETTER TO THE [***] SPARE PARTS SUPPLY AGREEMENT (GEE23-025) SCHEDULE 1 PRICE MODEL OF SPARE PARTS 1. GENERAL This Schedule 1 is a part of the Side-Letter (GEE24-028) executed between Supplier and Buyer. 2. DEFINITIONS Any capitalised terms used but not specifically defined herein shall have the meanings set out for such terms in the Side-Letter. In addition, the capitalised terms set out below in this Section 2 shall for the purposes of this Schedule have the meanings described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. [***] 3. PRICE MODEL OF SPARE PARTS [***]